Exhibit 10.26

[English Translation]

Mr. Sébastien Robitaille

Montrouge, On June 26, 2019,

Mail delivered in person.

Dear Sébastien,

We are pleased to inform you that you are promoted to the position of Chief of Staff under the operational and functional authority of the CEO, effective July 1, 2019. The job description for this position is attached to this amendment.

Moreover, as from this date, your gross monthly remuneration will amount to €16,666.67 (sixteen thousand six hundred and sixty-six euros and sixty-seven cents).

Your open-ended employment contract is maintained in all its provisions not contrary to the present amendment.

In addition, your current duties as Deputy Chief Financial Officer will remain unchanged until the arrival of the Chief Financial Officer whose recruitment is underway.

Upon the arrival of the future Chief Financial Officer, it is agreed that you will cease your duties as Deputy Chief Financial Officer.

Please return one copy of each, dated, signed and preceded by the words “read and approved, good for agreement”.

Yours sincerely

Daniel Tassé

CEO